  As Filed With the Securities and Exchange Commission on December 29, 1998

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                                PENNZOIL COMPANY
                     (to be renamed "PennzEnergy Company")
               (Exact name of issuer as specified in its charter)

            DELAWARE                                   74-1597920
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

     PENNZOIL PLACE, P.O. BOX 2967                      77252-2967
            HOUSTON, TEXAS                              (Zip Code)
(address of principal executive offices)

                               ----------------

                  1998 INCENTIVE PLAN OF PENNZENERGY COMPANY
                            (Full title of the plan)

                               ----------------

                                Linda F. Condit
                              Corporate Secretary
                                Pennzoil Company
                         Pennzoil Place, P.O. Box 2967
                           Houston, Texas 77252-2967
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (713) 546-4000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                             AMOUNT TO      PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO          BE          OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT OF
 BE REGISTERED (1)          REGISTERED         SHARE (2)             PRICE (2)          REGISTRATION FEE (2)
------------------------------------------------------------------------------------------------------------
Common Stock, par value          500,000     $31 7/32             $15,609,375            $4,339.41
 $0.83-1/3 per share
------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of the Registrant reported on the New York Stock Exchange on December 22, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which Pennzoil Company, to be renamed PennzEnergy Company, a Delaware corporation (the "Company"), has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-05591), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

     (3) The Company's Current Reports on Form 8-K filed with the Commission on March 12, 1998, April 17, 1998, April 20, 1998, May 20, 1998, May 29,
          1998, and November 12, 1998;

     (4) The description of the Common Stock, par value $0.83-1/3 per share, of the Company contained in the Form 8 Amendment No. 1 to Application for Registration of the Securities on Form 10, filed with the Commission on April 26, 1991; and

     (5) The description of rights to purchase preferred stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 31, 1994, as amended April 20, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the By-Laws of the Company, as amended, provides for indemnification of officers, directors, agents, and employees of the Company to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Directors of the Company have agreements in place providing for the same indemnification as the By-Laws. Pursuant to
Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees, and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Eighth of the Company's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

     (1) for a breach of the director's duty of loyalty to the corporation or its stockholders;

     (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

     (3) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

     (4) for transactions from which the director derived an improper personal benefit.

     The above discussion of the Company's Restated Certificate of Incorporation and By-Laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Restated Certificate of Incorporation, By-Laws and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number         Description
------         -----------

+ 4.1   - Restated Certificate of Incorporation of Pennzoil Company, as
          amended through May 10, 1996 (incorporated herein by reference to Exhibit 3 to the Company's 10-Q for the period ended March 31, 1997, SEC File No. 1-05591)

+ 4.2   - By-laws of Pennzoil Company, as amended through September 23,
          1998 (incorporated herein by reference to Exhibit 3 to the Company's 10-Q for the period ended September 30, 1998, SEC File No. 1-05591)

  4.3   - 1998 Incentive Plan of PennzEnergy Company (filed herewith)

 23.1 - Consent of Arthur Andersen LLP, independent public accountants (filed herewith)

 24     - Powers of Attorney (filed herewith)

     The Company hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

-------------
+Incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 29, 1998.

                              PENNZOIL COMPANY,
                              a Delaware corporation


                              By: /s/ James L. Pate
                                 ------------------------------------------
                                 (James L. Pate, Chairman of the Board and
                                 Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 29, 1998.

                     NAME                                           TITLE
                    ------                                         -------


/s/ David P. Alderon II
-----------------------------------------------    Principal Financial and Accounting Officer
(David P. Alderson II, Group Vice President-
 Finance and Accounting)

/s/ James L. Pate
-----------------------------------------------    Principal Executive Officer and Director
(James L. Pate, Chairman of the Board and
Chief Executive Officer)

Howard H. Baker, Jr.*
W.L. Lyons Brown, Jr.*
Stephen D. Chesebro*
Ernest H. Cockrell*
Alfonso Fanjul*                                    A Majority of the Directors of Pennzoil Company
Berdon Lawrence*
Terry L. Savage*
Brent Scowcroft*
Gerald B. Smith*
Robert B. Weaver*

*By: /s/ David P. Alderson II
    -----------------------------------------
     (David P. Alderson II, Attorney-in-Fact)